Registration No. 811-10401

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Trust for Professional Managers
(Name of Registrant As Specified In Its Charter)

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AURORA HORIZONS FUND
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

____________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about December 23, 2015 to shareholders of record as of September 30, 2015 (the “Record Date”).  The Information Statement is being provided to shareholders of the Aurora Horizons Fund (the “Fund”), a series of Trust for Professional Managers (the “Trust”), a Delaware statutory trust with principal offices located at 615 East Michigan Street, Milwaukee, WI 53202, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, Aurora Investment Management L.L.C. (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of May 8, 2013.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.  The Board of Trustees reviews the Fund’s sub-advisory agreements annually.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.aurorahorizons.com.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing and distributing this Information Statement.  One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.AURORAHORIZONS.COM, BY WRITING TO THE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201, OR BY CALLING (TOLL-FREE) 1-800-443-2862.

THE ADVISER AND ITS ADVISORY AGREEMENT

Pursuant to an Investment Advisory Agreement dated February 21, 2013 (the “Advisory Agreement”), between the Trust, on behalf of the Fund, and the Adviser, a Delaware limited liability company headquartered at 300 North LaSalle Street, 52nd Floor, Chicago, Illinois 60654, the Adviser serves as the investment adviser to the Fund.  The Advisory Agreement was last submitted for approval by the shareholders of the Fund on March 27, 2013.  The Advisory Agreement continues in effect for an initial period of two years, and subsequently from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities, and by the vote of a majority of trustees of the Trust who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Adviser; and (ii) by the Adviser upon 60 days’ written notice to the Fund.  The Advisory Agreement provides that it will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Advisory Agreement provides that the Adviser, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the Advisory Agreement, will not be subject to liability to the Trust or the Fund or any shareholder of the Fund for any act or omission in the course of, or in connection with, rendering services under the Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.  Further, the Adviser indemnifies the Trust and the Fund, and their respective shareholders, directors, officers, and employees, against any costs, expense, claim, loss, liability, judgment, fine, settlement or damage (including reasonable legal and other expenses) (“Losses”) arising out of any claim, demands, actions, suits or proceedings asserted or threatened to be asserted by any third party (“Proceedings”) in so far as such Loss arises out of or is based upon the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of the Adviser in the performance of its duties under the Advisory Agreement.  In addition, the Trust and the Fund indemnify the Adviser, and its officers, directors, partners, agents, employees, controlling persons, shareholders and affiliated persons, against any and all Losses from any Proceeding arising from the Adviser’s providing services under the Advisory Agreement.

The Fund compensates the Adviser for its services at the annual rate of 2.00% of its average daily net assets.  From the Fund’s management fees, the Adviser pays each of the Fund’s sub-advisers a sub-advisory fee.  The Adviser currently utilizes nine sub-advisers.  Not all of the sub-advisers may be actively managing assets for the Fund at all times.  Under the Advisory Agreement, the Adviser monitors the performance of the sub-advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the sub-adviser’s performance during various time periods and market cycles;
•	the sub-adviser’s reputation, experience, investment philosophy and policies; and
•	the sub-adviser’s training of its principals and key personnel.

Each sub-adviser serves pursuant to a separate sub-advisory agreement between the Adviser and the sub-adviser under which the sub-adviser manages a portion of the Fund’s investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

Feingold O’Keeffe Capital, L.L.C. d/b/a/ FOC Partners (“FOC Partners”) has served as a sub-adviser to the Fund since February 27, 2015.  In September, 2015, the Adviser informed the Trust of a pending change in control of FOC Partners that would trigger an automatic termination of the previous sub-advisory agreement between FOC Partners and the Adviser on or about October 1, 2015.  NewStar Financial, Inc. agreed to acquire 100% of the equity interests in FOC Partners effective October 7, 2015.  Following the closing of the transaction, FOC Partners promptly changed its name to NewStar Capital, LLC (“NewStar Capital”).  The ownership changes are not expected to affect in any way the day-to-day management of NewStar Capital or the sub-advisory services NewStar Capital provides to the Fund.  However, for NewStar Capital to continue to serve as a sub-adviser to the Fund after the automatic termination of the sub-advisory agreement, it was necessary for the Adviser to enter into a new sub-advisory agreement with NewStar Capital.

At a special in-person meeting of the Board of Trustees held on September 30, 2015 (the “September 2015 Meeting”), the Board of Trustees, including a majority of the trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the investment sub-advisory agreement between the Adviser and NewStar Capital (the “Sub-Advisory Agreement”) and the Board of Trustees’ legal responsibilities related to such consideration.  In connection with the review, the Board of Trustees was familiar with the Fund’s stated investment objective to preserve capital while generating consistent long-term capital growth with moderate volatility and moderate directional exposure to global equity and bond markets.  The Board of Trustees was also familiar with the Adviser’s strategy to achieve the Fund’s investment objective by allocating its assets primarily among a select group of experienced sub-advisers, including NewStar Capital, who implement a number of different alternative investment strategies and invest in a variety of markets and that each sub-adviser’s investment strategy is intended to contribute to the Fund’s investment objective under varying market conditions.  After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term.

CONSIDERATION OF THE SUB-ADVISORY AGREEMENT

Nature, Extent and Quality of Services Provided by NewStar Capital to the Fund:  The Trustees considered the nature, extent and quality of services to be provided by NewStar Capital to the Fund.  The Trustees considered NewStar Capital’s specific responsibilities in all aspects of day-to-day management of a portion of the Fund’s assets, as well as the qualifications, experience and responsibilities of Ms. Andrea Feingold and Mr. R. Ian O’Keeffe, who will continue to serve as the portfolio managers for the segment of the Fund’s assets managed by NewStar Capital, and other key personnel at NewStar Capital.  The Trustees concluded that NewStar Capital had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the NewStar Capital Sub-Advisory Agreement and that the nature, overall quality and extent of the management services to be provided to the Fund were satisfactory and reliable.

Investment Performance of the Fund and NewStar Capital:  The Trustees discussed the performance of the Class Y shares of the Fund, including the performance relating specifically to the segment of the Fund’s assets managed by FOC Partners prior to the change in control.  The Trustees discussed the performance of that segment of the Fund’s portfolio managed by FOC Partners for the period from April 1, 2015 (the commencement of FOC Partners as a sub-adviser to the Fund) to August 31, 2015.  The Trustees compared the performance of that segment of the Fund’s portfolio managed by FOC Partners on both an absolute basis and in comparison to a benchmark index, in comparison to a private fund managed by FOC Partners with similar investment strategies to that segment of the Fund’s portfolio managed by FOC Partners, and in comparison to the Fund’s overall performance for the period.

Costs of Services Provided and Profits to be Realized by Newstar Capital: The Trustees reviewed and considered the sub-advisory fees payable by the Adviser to NewStar Capital under the NewStar Capital Sub-Advisory Agreement, noting the fees were identical to those paid by the Adviser to FOC Partners prior to the change in control of FOC Partners.  Since NewStar Capital’s sub-advisory fees would be paid by the Adviser, the overall advisory fee paid by the Fund would not be directly affected by NewStar Capital’s sub-advisory fee.  Consequently, the Trustees did not consider the costs of services to be provided by NewStar Capital or the profitability of its relationship with the Fund to be material factors for consideration given that NewStar Capital is not affiliated with the Adviser and, therefore, the sub-advisory fees were negotiated on an arm’s-length basis.  Based on all these factors, the Trustees concluded that the sub-advisory fees to be paid to NewStar Capital by the Adviser were reasonable in light of the services to be provided under the NewStar Capital Sub-Advisory Agreement.

Extent of Economies of Scale to be Realized as the Fund Grows:  Since the sub-advisory fees payable to NewStar Capital would not be paid by the Fund, the Trustees did not consider whether the sub-advisory fees should reflect any potential economies of scale that might be realized as the Fund’s assets increase.

Benefits Derived from the Relationship with the Fund: The Trustees considered the direct and indirect benefits that could be received by NewStar Capital from its association with the Fund.  The Trustees concluded that the benefits that NewStar Capital may receive appear to be reasonable, and in many cases benefit the Fund.

Conclusions: The recommendation by the Adviser to continue NewStar Capital’s services in managing a portion of the Fund’s assets was based on an evaluation of the qualifications of NewStar Capital’s investment personnel, investment philosophy and process and performance results, among other factors, including the Adviser’s analysis that NewStar Capital’s investment strategy is complementary to the investment strategy of the Fund’s other sub-advisers.

The Trustees considered all of the foregoing factors.  In considering the NewStar Capital Sub-Advisory Agreement, the Trustees did not identify any one factor as all-important, but rather considered all of these factors collectively in light of the Fund’s surrounding circumstances.  Based on this review, the Trustees, including a majority of the Independent Trustees, approved the NewStar Capital Sub-Advisory Agreement for an initial two-year term as being in the best interests of the Fund and its shareholders.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT

The sub-advisory fees each sub-adviser receives for its services to the Fund are paid from the Adviser’s management fees.  For the fiscal period ended February 28, 2015, for its services under the investment advisory agreement with the Trust, the Adviser received a management fee of 2.00% of the average net assets of the Fund, computed daily and payable monthly.  The Adviser has contractually committed to waive its management fees and/or reimburse expenses of the Fund to ensure that Total Annual Fund Operating Expenses (exclusive of front-end or contingent deferred loads, taxes, leverage, interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, dividends or interest expenses on short positions, acquired fund fees and expenses or extraordinary expenses such as litigation) do not exceed 2.58%, 3.33% and 2.33% of the Fund’s average annual net assets for Class A shares, Class C shares and Class Y shares, respectively, through at least June 28, 2016.

For the fiscal year ended February 28, 2015, the Fund paid the Adviser $3,725,313 (net of fee waivers).  The fees paid to sub-advisers are individually negotiated between the Adviser and each sub-adviser and may vary.  The aggregate sub-advisory fees paid by the Adviser for the fiscal period ended February 28, 2015 were $1,549,223 or 0.79% of net assets.

The Sub-Advisory Agreement was approved by the Board of Trustees at the September 2015 Meeting for an initial term of two years.  Thereafter, continuance of the Sub-Advisory Agreement will require annual approval by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and by the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement or interested persons of any such party.  The Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to NewStar Capital, and (ii) by NewStar Capital upon 60 days’ written notice to the Fund and the Adviser.  The Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

The terms of the Sub-Advisory Agreement are substantially similar to the sub-advisory agreements between the Adviser and the other sub-advisers of the Fund.  The Sub-Advisory Agreement provides that NewStar Capital, among other duties, will make all investment decisions for the portion of the Fund’s assets allocated to it as described in the Fund’s prospectus.  NewStar Capital, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the portion of the Fund’s assets allocated to it.  NewStar Capital also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreement provides that the Adviser will compensate NewStar Capital on the basis of current net assets of that portion of the Fund’s portfolio allocated to NewStar Capital.  The Adviser compensates NewStar Capital from the management fees that it receives from the Fund.  NewStar Capital generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

INFORMATION ABOUT NEWSTAR CAPITAL, LLC

NewStar Capital is an SEC registered investment adviser founded in 2001 and located at One Exeter Plaza, 699 Boylston Street, Boston, Massachusetts 02116.  NewStar Capital provides discretionary advisory services to private investment funds and separately managed accounts and serves as collateral manager for collateralized loan obligation vehicles.  As of August 31, 2015, NewStar Capital managed approximately $2.3 billion in assets.  NewStar Capital is a wholly-owned subsidiary of NewStar Financial, Inc.  For more information on NewStar Capital’s principal executive officers, please see Schedule A.

Other Investment Companies Advised or Sub-Advised by NewStar Capital.  NewStar Capital does not currently act as an adviser or sub-adviser to registered investment companies having similar investment objectives to those of the Fund.

AFFILIATED BROKERAGE COMMISSIONS

For the fiscal period ended February 28, 2015, the Fund paid $1,472 (or 0.22% of the Fund’s aggregate brokerage commissions paid) in brokerage commissions to Natixis Securities Americas LLC.  The Adviser is a subsidiary of Natixis Global Asset Management, L.P., which is part of Natixis Global Asset Management, an international asset management group based in Paris, France, that is in turn owned by Natixis, a French investment banking and financial services firm.

ADDITIONAL INFORMATION ABOUT AURORA HORIZONS FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

NGAM Distribution, L.P. located at 399 Boylston Street, Boston, Massachusetts 02116, serves as distributor and principal underwriter for the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 North River Center Drive, Suite 302, Milwaukee, WI  53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent semi-annual report is available on request, without charge, by writing to Aurora Horizons Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201 or calling (toll-free) 1-800-443-2862.

RECORD OF BENEFICIAL OWNERSHIP

Please see Schedule B for more information on the beneficial ownership of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders.  Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by contacting the Fund in writing at Aurora Horizons Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling 1-800-443-2862.  Such copies will be delivered promptly upon request.  Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.

Schedule A

Principal Officers of NewStar Capital, LLC

Name and Address*	Title and Principal Occupation
Andrea S. Feingold	Co-President and Portfolio Manager and Investment Committee Member
Robert I. O’Keeffe	Co-President and Portfolio Manager and Investment Committee Member
Dorothy Held	Chief Compliance Officer
Scott M. Dorsi	Vice President and CLO Portfolio Manager
Robert K. Brown	Vice President and Secretary
John J. Frishkopf	Vice President and Treasurer
Daniel Crowley	Vice President and Controller
Brian Forde	Vice President - Operations
Timothy J. Conway	Investment Committee Member
Peter A. Schmidt-Fellner	Investment Committee Member
Mark R. du Four	Investment Committee Member

* The principal mailing address of each individual is that of NewStar Capital’s principal offices as stated above.

A-1

Schedule B

Record of Beneficial Ownership

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Class A Shares
Name and Address	Number of Shares	% Ownership	Type of Ownership	Parent Company	Jurisdiction
UBS WM USA Omni Account M/F 1000 Harbor Boulevard, 5th Floor Weehawken, NJ 07086-6761	98,492.246	30.50%	Record	UBS Americas Inc.	DE
National Financial Services LLC 200 Liberty Street One World Financial Center New York, NY 10281-1003	86,883.872	26.91%	Record	Fidelity Global Brokerage Group, Inc.	DE
Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104-4151	53,951.189	16.71%	Record	N/A	N/A
Stifel Nicolaus & Co Inc. 501 North Broadway St Louis, MO 63102-2188	41,300.076	12.79%	Record	N/A	N/A
Pershing, LLC 1 Pershing Plaza Jersey City, NJ 07399-0001	28,870.043	8.94%	Record	N/A	N/A

Class C Shares
Name and Address	Number of Shares	% Ownership	Type of Ownership	Parent Company	Jurisdiction
RBC Capital Markets LLC Omnibus 60 South Sixth Street Minneapolis, MN 55402-4413	46,472.394	29.11%	Record	RBC USA Holdco Corporation	DE
UBS WM USA Omni Account M/F 1000 Harbor Boulevard, 5th Floor Weehawken, NJ 07086-6761	39,675.411	24.86%	Record	N/A	N/A
Pershing, LLC 1 Pershing Plaza Jersey City, NJ 07399-0001	34,415.033	21.56%	Record	N/A	N/A

B-1

Stifel Nicolaus & Co Inc. 501 North Broadway St Louis, MO 63102-2188	19,985.751	12.52%	Record	N/A	N/A
Merrill Lynch Pierce, Fenner & Smith For the Sole Benefit of Its Customers 4800 Deer Lake Drive East Jacksonville, FL 32246-6484	10,287.723	6.45%	Record	N/A	N/A

Class Y Shares
Name and Address	Number of Shares	% Ownership	Type of Ownership	Parent Company	Jurisdiction
Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104-4151	6,235,006.374	47.36%	Record	The Charles Schwab Corporation	DE
Pershing, LLC 1 Pershing Plaza Jersey City, NJ 07399-0001	3,335,435.415	25.33%	Record	Pershing Group LLC	DE
SEI Private Trust Company c/o Mellon Bank ID 225 One Freedom Valley Drive Oaks, PA 19456-9989	788,281.845	5.99%	Record	N/A	N/A
First Clearing LLC Special Custody Account for the Exclusive Benefit of Customers 2801 Market Street St. Louis, MO 63103-2523	780,623.662	5.93%	Record	N/A	N/A

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any outstanding shares of the Fund.

B-2